EX-35.4
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Lares Asset Securitization, Inc.
101 California St.
13th Floor
San Francisco, CA 94111

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008
/s/ Diane Courtney
DIANE COURTNEY
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling Agreement for Luminent Mortgage Trust 2006-7 Mortgage Pass Through
  Certificates Series 2006-7, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

2 Pooling Agreement for Luminent Mortgage Trust Mortgage Pass-Through
  Certificates, Series 2007-1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

3 Pooling Agreement for Luminent Mortgage Trust Mortgage Pass-Through
  Certificates, Series 2007-2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

4 Pooling and Servicing Agreements for LUMINENT 2006-6, Wells Fargo Bank, N.A.
  as Master Servicer and Securities Administrator, as applicable